UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY, TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                      $[            ]

No. ____________                                CUSIP #073902 BA 5


                         THE BEAR STEARNS COMPANIES INC.

                      S&P 500 LINKED NOTE DUE MAY ___, 2003


            The Bear Stearns Companies Inc., a Delaware corporation (the "Company" ), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount stated above (the "Principal Amount") plus the Supplemental Redemption Amount (as defined below), if any, on May ___, 2003. Holders of the Notes (as defined below) will not be entitled to receive periodic payments of interest on the Notes.

            Payment to the holders of the Notes of the Principal Amount and the Supplemental Redemption Amount will be made in immediately available funds at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company), the

Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                              THE BEAR STEARNS COMPANIES INC.


                                    By:____________________________
                                       President


ATTEST:


----------------------------
Secretary


[Corporate Seal]


                            CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                    THE CHASE MANHATTAN BANK, as Trustee


                                    By:____________________________
                                       Authorized Signatory

                                  [Reverse of Note]

                           THE BEAR STEARNS COMPANIES INC.

                        S&P 500 LINKED NOTE DUE MAY ___, 2003

            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991 (herein called the "Indenture") between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated as S&P 500 Linked Notes due May ___, 2003 (the "Notes"). The Notes are unsecured and rank pari passu with all other unsecured and unsubordi-nated indebtedness of the Company. The Notes do not bear periodic interest, are not subject to a sinking fund, are not redeemable prior to maturity, and are not subject to repayment at the option of the Holder.

Supplemental Redemption Amount

            The "Supplemental Redemption Amount" with respect to this Security equals:

Principal x Ending Index Value - Starting Index Value x [Participation
Amount      --------------------------------------------   Rate]
                       Starting Index Value

provided, however, that in no event will the Supplemental Redemption
Amount be less than zero.  The "Starting Index Value" equals [      ].
The "Ending Index Value" will be determined by Bear, Stearns & Co.
Inc. (the "Calculation Agent," which term includes any successor thereto) and will equal the average (arithmetic mean) of the closing values of the S&P 500 Composite Stock Price Index (the "Index") determined on each of the first five Calculation Days (as defined below) during the Calculation Period (as defined below). If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index (the "Index Value") on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the Index Value on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events (as defined below), then the Ending Index Value will equal the Index Value determined on the last scheduled Business Day (as defined below) in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. "Calculation Period" means the period from and including the seventh scheduled Business Day prior to the maturity date to and including the second scheduled Business Day prior to the maturity date. "Calculation Day" means any Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, a "Business Day" is a day on which the New York Stock Exchange and the American Stock Exchange are open for trading and the Index or any Successor Index (as defined below) is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and Holders of the Securities.

Adjustments to the Index; Market Disruption Events

            If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in any material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Calculation Day, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate the Index Value with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent shall adjust such index in order to arrive at a value of the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

            "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

            (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading, in 100 or more of the securities included in the Index, or

          (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the Index which are traded on the Chicago Board Options Exchange, Inc.

For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular hours of the relevant exchange.

Discontinuance of the Index

            If Standard & Poor's ("S&P") discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then the relevant Index Value shall be determined by reference to the value of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on the applicable Calculation Day. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause written notice thereof to be furnished to the Trustee and to Holders of the Notes.

            If S&P discontinues publication of the Index prior to, and such discontinuance is continuing on, any Calculation Day and the Calculation Agent determines that no Successor Index is available at such time, then on such Calculation Day, the Calculation Agent shall determine the Index Value on such Calculation Day. The Index Value shall be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Calculation Day of each security most recently comprising the Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Securities. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

General

            The Securities are not subject to redemption by the Company or at the option of the Holder prior to maturity and are not subject to the satisfaction, discharge and defeasance provisions of the Indenture.

            If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare that the Notes may be accelerated, and the amount payable to a Holder of this Note upon any acceleration permitted by the Notes, with respect to each $4 principal amount thereof, will be equal to (i) $4, plus (ii) a Supplemental Redemption Amount calculated as though the date of early repayment were the maturity date of the Notes.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount plus the Supplemental Redemption Amount, if any, with respect to this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $4 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                    ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -               as tenants in common

TEN ENT -               as tenants by the entireties

JT TEN -                as joint tenants with right of survivorship and
                            not as tenants in common

UNIF GIFT MIN ACT - ___________________ Custodian ___________________
                        (Cust)                         (Minor)
                         Under Uniform Gifts to Minors Act

                    __________________________________________________
                                           (State)

Additional abbreviations may also be used though not in the above list.

                               __________________

                                   ASSIGNMENT

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto


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PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE


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the within Note and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
------------------------------------------------------ Attorney to
transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:                                    ___________________________________



________________________________
    (Signature Guarantee)